Exhibit 5.1
THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

August 27, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D. C. 20549

RE: Kushi Resources Inc.

Gentlemen:

I have acted as counsel for Kushi Resources Inc., a Nevada company (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 2,230,000 common shares, $0.001 par value per share, of the Company’s common stock (the “Shares”) at an offering price of $0.05.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission
RE: Kushi Resources Inc.
August 27, 2007

Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Shares to be sold as described in the Registration Statement have been dulyauthorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,
CONRAD C. LYSIAK
Conrad C. Lysiak